Exhibit 99.1

AGBA Confirms Self-Imposed Lockup Of Two Significant Shareholders

HONG KONG (4 October 2023) - NASDAQ-listed, AGBA Group Holding Limited (“AGBA” or the “Company”), the leading one-stop financial supermarket in Hong Kong, confirms self-imposed lockup of all shares in AGBA held by two significant shareholders.

Two significant stakeholders of AGBA, namely AGBA Holdings Limited and Apex Twinkle Limited, whose shares were registered on the Form S-1 effective as of August 28, 2023, have represented that they will not sell their AGBA shares for the next three months. These two shareholders collectively hold approximately 7.11% of AGBA’s share capital. AGBA expresses its appreciation for the ongoing support and commitment from these two shareholders.

Please note that AGBA’s majority shareholder, TAG Holdings Limited (“TAG”), currently holds 55.5 million ordinary shares of AGBA, representing an 82.3% stake in the Company. Since the listing of AGBA in November 2022, TAG has not sold any of its AGBA shares. TAG remains dedicated to supporting AGBA in delivering long-term value to all of its shareholders.

Mr. Wing-Fai Ng, Group President of AGBA stated, “We appreciate the continued belief of our largest shareholders in AGBA’s ability to grow our revenues. We will continue to implement our business plan accordingly, while making changes as needed, such as recent aggressive cost cuts, to help us move forward. We will also continue to try and build investor trust through our commitment to the most stringent compliance processes and ensuring that existing and potential future shareholders are kept up to date on all our corporate developments.”

AGBA’s vision extends beyond being a Hong Kong-based Company as we strive to establish ourselves as a global player in the financial services industry. The insider ownership, combined with the recent appointment of industry veteran Bob Diamond and our strategic partnership with Atlas Merchant Capital LLC, position AGBA for long-term success and growth.

For more information on all recent corporate structural updates on AGBA, please visit the official links below: www.agba.com/ir.

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Safe Harbor Statement

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following: the Company’s goals and strategies; the Company’s future business development; product and service demand and acceptance; changes in technology; economic conditions; the outcome of any legal proceedings that may be instituted against us following the consummation of the business combination; expectations regarding our strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities; reputation and brand; the impact of competition and pricing; government regulations; fluctuations in general economic and business conditions in Hong Kong and the international markets the Company plans to serve and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC, the length and severity of the recent coronavirus outbreak, including its impacts across our business and operations. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward–looking statements to reflect events or circumstances that arise after the date hereof.

About AGBA Group:

Established in 1993, AGBA Group Holding Limited (NASDAQ: “AGBA”) is a leading one-stop financial supermarket based in Hong Kong offering the broadest set of financial services and healthcare products in the Guangdong-Hong Kong-Macao Greater Bay Area (GBA) through a tech-led ecosystem, enabling clients to unlock the choices that best suit their needs. Trusted by over 400,000 individual and corporate customers, the Group is organized into four market-leading businesses: Platform Business, Distribution Business, Healthcare Business, and Fintech Business.

For more information about AGBA, please visit www.agba.com

Media and Investor Relations Contact:

Ms. Bethany Lai

media@agba.com/ ir@agba.com

+852 5529 4500

Social Media Channels:

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